UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.         Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On December 14, 2023, our Board of Directors approved and adopted an amendment (the “Amendment”) to Article I, Section 7 of our Second Amended and Restated By-laws (the “By-laws”), effective December 16, 2023. The Amendment does not make any substantive changes to the By-laws and clarifies the default voting standard used for matters submitted to a shareholder vote.

The foregoing description of the Amendment to the By-laws is qualified in its entirety by reference to the full text of the Amendment to the By-laws, a copy of which is filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

We mailed a Notice on or about November 8, 2023 to our stockholders of record as of October 18, 2023 in connection with our Annual Meeting of Stockholders, which was held virtually (online) on December 15, 2023. At the Meeting, the stockholders voted on five matters as follows: (i) election of two Class III Directors, and all of the nominees (Winkler, MacPherson) were elected, (ii) approval of an amendment to our 2002 Stock Award and Incentive Plan, which was approved, the (iii) the ratification of our auditors, which was approved, (iv) an advisory vote concerning compensation of our named executive officers, which was approved, and (v) an advisory vote concerning the frequency of advisory votes on compensation of our named executive officers, and an annual vote was selected.

The first matter was the election of the members of Class III of the Board of Directors. All of the nominees received a majority of the votes cast and were elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Withheld

Matthew Winkler	3,737,665	2,930,932
Lori MacPherson	5,005,512	1,653,085

There were 1,430,084 broker held non-voted shares represented at the Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to amend our 2002 Stock award and Incentive Plan, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

4,109,875	2,484,491	64,231

There were 1,430,084 broker held non-voted shares represented at the Meeting with respect to this matter.

The third matter upon which the stockholders voted was the proposal to ratify the appointment by the Board of Directors of BDO USA, LLP, as our independent certified public accountants for 2023, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

8,054,598	22,719	11,364

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The fourth matter upon which the stockholders voted was an advisory vote to approve the compensation of our named executive officers, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

3,367,562	3,128,992	162,043

There were 1,430,084 broker held non-voted shares represented at the Meeting with respect to this matter.

The fifth matter upon which the stockholders voted was an advisory vote on the frequency of future advisory votes on compensation of our named executive officers, and annual advisory votes was selected. The tabulation of the votes (both in person and by proxy) was as follows:

One Year	Two Years	Three Years	Abstentions

6,273,771	9,099	242,584	133,143

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

Item 9.01.         Financial Statements and Exhibits

(d)         Exhibits

Exhibit	Description

3.2	Amendment to By-Laws
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: December 21, 2023	By:	/s/ JOHN L. KIMBLE
John L. Kimble, CFO